Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, of EMC Corporation, which appears in EMC Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 9, 2008